EXHIBIT 23.1

                           TRIMBLE NAVIGATION LIMITED

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the use of our report dated January 25, 2000, in this Annual Report (Form 10-K) of Trimble Navigation Limited for the year ended December 31, 1999.

     We also  consent to the  incorporation  by  reference  in the  Registration
Statement  (Form S-8 Nos.  33-37384,  33-39647,  33-45167,  33-45604,  33-46719,
33-50944,  33-57522,   33-62078,   33-78502,   33-84362,  33-91858,   333-04670,
333-28429,  333-53703 and  333-84949)  pertaining to the 1983 Stock Option Plan, the Trimble Navigation Savings and Retirement Plan, the 1990 Director Stock Option Plan, the "Position for Us for Progress" 1992 Employee Stock Bonus Plan, the 1992 Management Discount Stock Option Plan, and the 1993 Stock Option Plan, and the related Prospectuses, of our report dated January 25, 2000 with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                            /s/ ERNST & YOUNG LLP


Palo Alto, California
March 24, 2000

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